Exhibit 5.1
Le Gaga Holdings Limited
Unit 1105, The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon
Hong Kong
8 October 2010
Dear Sirs
Le Gaga Holdings Limited
We have acted as Cayman Islands legal advisers to Le Gaga Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on 8 October 2010, as amended to date relating to the offering by the Company of certain American Depositary Shares representing the Company’s ordinary shares of par value US$0.01 each (the “Ordinary Shares”). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed
For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:
1.1	the Certificate of Incorporation of the Company dated 6 May 2010;

1.2	the Amended and Restated Memorandum and Articles of Association of the Company as adopted by the Company’s special resolution passed on July 16, 2010;

1.3	the unanimous written resolutions of the board of directors and shareholders of the Company both dated 8 October 2010 (the “Resolutions”);

1.4	a certificate from a Director of the Company addressed to this firm dated 8 October 2010, a copy of which is attached hereto (the “Director’s Certificate”);

1.5	a certificate of good standing dated 6 October 2010, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”); and

1.6	the Registration Statement.

2	Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate as to matters of fact without further verification and have relied upon the following assumptions, which we have not independently verified:
2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

3	Opinion
The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.
Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The share capital of the Company is US$50,000,000 divided into (a) 4,000,000,000 Ordinary Shares of a par value of US$0.01 each and (b) 1,000,000,000 Preferred Shares with a par value of US$0.01 each, consisting of 215,060,000 Series A Shares of par value of US$0.01 each, 80,710,000 Series A1 Shares of par value of US$0.01 each, 329,100,000 Series B Shares of par value of US$0.01 each and 79,127,000 Series B1 Shares of par value of US$0.01 each.

3.3	The issuance and allotment of the Ordinary Shares has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.

3.4	The statements under the heading “Description of Share Capital” of the Registration Statement insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands and a summary of the terms of the share capital and the memorandum and articles of association of the Company are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect; and
3.5	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications
Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.
Yours faithfully
/s/ Maples and Calder
Maples and Calder
Encl

Le Gaga Holdings Limited
Unit 1105, The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon
Hong Kong
Dated 8 October 2010

Maples and Calder 53/F, The Center 99 Queen’s Road Central Central, Hong Kong
Dear Sirs
Le Gaga Holdings Limited (the “Company”)
I, Ma Shing Yung, being the director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:
1	The Amended and Restated Memorandum and Articles of Association of the Company as adopted by a special resolution passed on 16 July 2010 remain in full force and effect.

2	The Resolutions were signed by by the board of directors and all the shareholders in the manner prescribed in the Articles of Association of the Company;

3	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

4	The share capital of the Company is US$50,000,000 divided into (a) 4,000,000,000 Ordinary Shares of a par value of US$0.01 each and (b) 1,000,000,000 Preferred Shares with a par value of US$0.01 each, consisting of 215,060,000 Series A Shares of par value of US$0.01 each, 80,710,000 Series A1 Shares of par value of US$0.01 each, 329,100,000 Series B Shares of par value of US$0.01 each and 79,127,000 Series B1 Shares of par value of US$0.01 each.

5	The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows:
Shing Yung Ma, Na Lai Chiu, Jin Li, Nan Peng Shen, Tim T. Gong and Jeffrey Zeng

6	You have been provided with complete and accurate copies of all minutes of meetings or written resolutions or consents of the shareholders and directors (or any committee thereof) of the Company (which were duly convened, passed and/or (as the case may be) signed and delivered in accordance with the Articles of Association of the Company), the Amended Memorandum and Articles of Association (as amended and adopted on 16 July 2010) and statutory registers of the Company;

7	I consider the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and have acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion;

8	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares; and

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have I taken or the shareholders taken any steps to have the Company struck off or placed in liquidation, not have any steps been taken to wind up the Company. Not has any receiver been appointed over any of the Company’s property or assts.
I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Ma Shing Yung
Director